Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SecureWorks Corp. of our report dated March 22, 2024 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in SecureWorks Corp.’s Annual Report on Form 10-K for the year ended February 2, 2024.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 26, 2024